MAIN STREET AND MAIN INCORPORATED
                             STOCK OPTION AGREEMENT


     THIS STOCK OPTION CANCELLATION AGREEMENT ("Agreement") is made as of June 15, 1998 by and between MAIN STREET AND MAIN INCORPORATED, a Delaware corporation (the "Company"), and JOHN F. ANTIOCO ("Antioco").

     WHEREAS, Antioco and the Company have entered into an Employment Agreement as of August 5, 1996 (the "Employment Agreement"), whereby Antioco will serve as the Chairman of the Board of the Company; and

     WHEREAS, the Company previously granted Antioco an option to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock") pursuant to the Employment Agreement and;

     WHEREAS, the Company and Antioco consider it desirable and in its best interest that Antioco transfer his holdings of $3.00 and $5.00 options to Mr. Bart Brown, Mr. Gerard Bisceglia, Mr. Jeff Smit, Mr. Kevin Burnett and Mr. James Yeager.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, it is agreed by and between the parties as follows:

     1. CANCELLATION OF OPTIONS. Antioco agrees to the cancellation of options to purchase 100,000 shares of Common Stock at $3.00 per share and options to purchase 100,000 shares of Common Stock at $5.00 per share. The optioned shares are adjusted as follows:


                                   NUMBER OF OPTIONS          PER SHARE
                               --------------------------       OPTION
          VESTING DATE          BEFORE             AFTER        PRICE
          ------------          ------             -----        -----
         August 5, 1996        200,000            200,000       $2.00
         August 5, 1997        200,000            200,000       $2.00
         August 5, 1998        100,000                  0       $3.00
         August 5, 1999        100,000                  0       $5.00

     2. OPTION TERMS. All other terms of the Stock Option Agreement dated August 5, 1996 between Main Street and Main Incorporated and Antioco will remain in effect.

     IN WITNESS WHEREOF, the parties executed and delivered this Agreement on the date first above written.

                                        MAIN STREET AND MAIN INCORPORATED


                                        By: /s/ Bart A. Brown, Jr.
                                           ---------------------------------
                                           Bart A. Brown, Jr.

                                            /s/ John F. Antioco
                                           ---------------------------------
                                           John F. Antioco